Exhibit 23.2
Consent of Independent Auditors

We consent to the use of our report dated March 28, 2023, with respect to the consolidated financial statements of VMED O2 UK Limited which report appears in the Form 10-K/A of Liberty Global plc dated March 28, 2023 incorporated herein by reference.

/s/ KPMG LLP

London, United Kingdom
November 22, 2023